UNITED STATES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AAMES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation or Organization)

95-4340340
(I.R.S. Employer Identification No.)

350 SOUTH GRAND AVENUE, 43RD FLOOR
LOS ANGELES, CALIFORNIA 90071
(Address of Principal Executive Offices)

AAMES FINANCIAL CORPORATION
2003 SERIES E PREFERRED STOCK OPTION PLAN
(Full Title of the Plan)

John F. Madden, Jr.
Executive Vice President, General Counsel and Secretary
Aames Financial Corporation
350 South Grand Avenue, 43rd Floor
Los Angeles, California 90071
(Name and Address of Agent for Service)

(323) 210-5000
( Telephone Number, Including Area Code, of Agent for Service)

=================	=================	=================	=================	=================
Title of Each Class Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
=================	=================	=================	=================	=================
Series E Preferred Stock, $0.001 par value	26,700,000	$0.71(1)	$18,957,000	$1,533.63
=================	=================	=================	=================	=================

(1) Calculated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the price at which the options may be exercised.

This registration statement shall become effective immediately upon filing with the United States Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

PART I

Information Required in Section 10(a) Prospectus

     The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1). Those documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Aames Financial Corporation with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended June 30, 2002;

•	Our Quarterly Report on Form 10-Q for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003;

•

Our Current Reports on Form 8-K filed July 3, 2002, July 11, 2002, July 22, 2002, July 31, 2002, August 2, 2002, August 16, 2002, September 6, 2002, September 23, 2002, September 30, 2002, October 7, 2002, October 8, 2002, October 25, 2002, November 8, 2002, November 18, 2002, November 21, 2002, November 22, 2002, November 27, 2002, December 17, 2002, January 24, 2003, February 6, 2003, March 13, 2003, April 18, 2003, April 28, 2003, May 16, 2003, June 2, 2003, June 6, 2003, June 10, 2003, July 2, 2003 and July 30, 2003;

•	Our Proxy Statement on Schedule 14A dated October 28, 2002; and

•	Our Information Statement on Schedule 14C dated August 25, 2003.

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     All documents filed by Aames pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

The Series E Preferred Stock, par value of $0.001, will rank senior to Aames common stock, par value $0.001 per share, other classes or series of junior preferred stock, and ranks equal to Aames Series B Convertible Preferred Stock, par value $0.001 per share, Series C Convertible Preferred Stock, par value $0.001 per share, and Series D Convertible Preferred Stock, par value $0.001 per share. Upon any liquidation, dissolution or winding up of Aames, holders of Series E Preferred Stock will be entitled to receive the stated value of $1.00 per share of Series E Preferred Stock out of Aames’s assets before payments are made to holders of common stock or junior preferred stock. Aames may redeem all outstanding shares of Series E Preferred Stock at any time by paying the stated value per share. Holders of Series E Preferred Stock will be entitled to vote on all matters on which the holders of Aames common stock vote, except that holders of Series E Preferred Stock will not be entitled to vote for members of Aames’s Board of Directors. Holders of Series E Preferred Stock are entitled to one vote per share of Series E Preferred Stock. Holders of the Series E Preferred Stock do not have cumulative voting rights, preemption rights, dividend rights or conversion rights.

Item 5. Interest of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article Ninth of the Amended and Restated Certificate of Incorporation of Aames provides for broad indemnification of directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

4.1         Amended and Restated Certificate of Incorporation of the Registrant.

4.2         Amended and Restated Bylaws of the Registrant(1)

4.3         2003 Series E Preferred Stock Option Plan of the Registrant.

5.1         Opinion of John F. Madden, Jr.

23.1        Consent of John F. Madden, Jr. (Included in Exhibit 5.1)

23.2        Consent of Ernst & Young LLP

24.1        Power of Attorney (included on the signature page to this registration statement).

(1) Incorporated by reference to exhibits to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1999, filed September 3, 1999.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 18th day of September, 2003.

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AAMES FINANCIAL CORPORATION

By: /s/ John F. Madden, Jr.
_______________________________________
John F. Madden, Jr.
Executive Vice President, General Counsel and
Secretary

6

Power of Attorney

Each person whose signature appears below constitutes and appoints John F. Madden, Jr., as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jenne K. Britell
Jenne K. Britell	Director	September 18, 2003

/s/ David H. Elliott
David H. Elliott	Director	September 18, 2003

/s/ Daniel C. Lieber
Daniel C. Lieber	Director	September 18, 2003

/s/ A. Jay Meyerson
A. Jay Meyerson	Director and Chief Executive Officer (Principal Executive Officer)	September 18, 2003

/s/ Ronald J. Nicolas, Jr.
Ronald J. Nicolas, Jr.	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer)	September 18, 2003

/s/ Eric C. Rahe
Eric C. Rahe	Director	September 18, 2003

/s/ Mani A. Sadeghi
Mani A. Sadeghi	Chairman of the Board of Directors	September 18, 2003

/s/ Robert A. Spass
Robert A. Spass	Director	September 18, 2003

/s/ Joseph R. Tomei
Joseph R. Tomei	Director	September 18, 2003

/s/ Jon D. Van Deuren
Jon D. Van Deuren	Senior Vice President - Finance and Chief Accounting Officer (Principal Accounting Officer)	September 18, 2003

/s/ Stephen E. Wall
Stephen E. Wall	Director	September 18, 2003

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Exhibit 4.1
Amended and Restated Certificate of Incorporation and
Certificates of Designations for
Series B, Series C, Series D and Series E Preferred Stock

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AAMES FINANCIAL CORPORATION

     FIRST:      The name of this corporation is Aames Financial Corporation (the "Corporation").

     SECOND:      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 to the Delaware Code (the “GCL”).

     FOURTH:      The total number of shares which the Corporation shall have the authority to issue is 600,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 200,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

     As of April 13, 2000 (the “Effective Date”), each share of the Corporation’s common stock, par value $0.001 per share issued and outstanding immediately prior to the Effective Date (the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and changed (the “Reverse Common Stock Split”) into 0.2 of one share of common stock, par value of $0.001 per share (the “Post-Split Common Stock”). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Common Stock (the “Pre-Split Certificates,” whether one or more) shall be entitled to receive upon surrender of such Pre-Split Certificates to the Corporation’s Secretary for cancellation, a certificate or certificates (the “Post-Split Certificates,” whether one or more) representing the number of whole shares of Post-Split Common Stock into which and for which the shares of Pre-Split Common Stock formerly represented by such Pre-Split Certificates so surrendered, are reclassified pursuant to the terms hereof. No script or fractional shares certificates will be issued for Pre-Split Common Stock in connection with the Reverse Common Stock Split. Any fractional share interests will be aggregated and sold on the open market by the exchange agent selected by the Corporation. From and after the Effective Date, Pre-Split Certificates shall represent only the right to receive Post-Split Certificates pursuant to the provisions hereof. If more than one Pre-Split Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Common Stock for which the Post-Split Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Certificates so surrendered. If any Post-Split Certificate is to be issued in a name other than that in which the Pre-Split Certificate surrendered for exchange are issued, the Pre-Split Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation’s Secretary that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of Post-Split Common Stock into which and for which the shares of the Pre-Split Common Stock are reclassified pursuant to the terms hereof shall be the same as the amount of capital represented by the shares of Pre-Split Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

     Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. Attached hereto as Exhibits A, B, C, D and E are the Certificates of Designations for the Series A Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Preferred Stock, respectively.

     FIFTH:      All rights to vote and all voting power shall be vested in the Common Stock and the holders thereof shall be entitled at all elections of directors to one (1) vote per share, except for directors for which holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders. Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board or by the Chief Executive Officer or President of the Corporation.

     SIXTH:      The directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors shall terminate on the date of the 1994 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1993 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1992 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term at any incumbent directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by the stockholders. Any director elected to fill a vacancy shall hold office of a term that shall coincide with the terms of the class to which such director shall have been elected.

     Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, for cause only, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for the purposes of this Article SIXTH as one class.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to the second paragraph of Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

     SEVENTH:      Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken either upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, or may be taken by written consent of the stockholders pursuant to the GCL.

     EIGHT:      The officers of the corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

     NINTH:      (A) The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A of Article NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omission occurring prior to such amendment or repeal.

             (B)     No director of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

             (C)      In furtherance and not in limitation of the powers conferred by statute:

                                              (i)      the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify against such liabil1ty under the provisions of law; and

                                              (ii)     the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     TENTH:      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

     ELEVENTH:      The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     TWELFTH:      The name and mailing address for the Incorporator of the Corporation is as follows: Barbara J. Gillen, 10940 Wilshire Boulevard, Suite 600, Los Angeles, California 90024-3902.

CERTIFICATE OF DESIGNATION OF
RIGHTS, PREFERENCES AND PRIVILEGES OF
SERIES A PREFERRED STOCK
OF
AAMES FINANCIAL CORPORATION

     Section 1.      Designation and Amount.      The shares of such series shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 500,000 shares of Series A Preferred Stock, having a par value of $0.001 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.     Dividends and Distributions.

                           (a)      Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as defined below) then in effect, times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, and (ii) a preferential cash dividend (a “Preferential Dividend”), if any, on the first day of July, October, January and April in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to $1.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each whole outstanding share of Series A Preferred Stock, a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as “Participating Dividends.” As used herein, the “Formula Number” shall be 100; provided, however, that if at any time after June 21, 1996, the Corporation shall (i) declare or pay any dividend or make any distribution on the Common Stock, payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise), the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Formula Number in effect immediately prior to such event shall be adjusted to a number determined by multiplying the Formula Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after June 21, 1996, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification, or change so that each share of Series A Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

                           (b)      The Corporation shall declare such Participating Dividend immediately prior to or at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend shall have been paid.

                          (c)      Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.      Voting Rights.      The holders of shares of Series A Preferred Stock shall have the following voting rights.

                          (a)      Each holder of Series A Preferred Stock shall be entitled to a number of votes equal >to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

                          (b)     Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                          (c)      Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.      Certain Restrictions.

                          (a)      Whenever Preferential Dividends or Participating Dividends are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid Participating Dividends and Preferential Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, the Corporation shall not:

                                              (i)     declare or pay dividends, or make any other distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

                                              (ii)      declare or pay dividends, or make any other distributions, on the shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                              (iii)      redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to or with Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior or parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                                              (iv)     redeem or purchase or otherwise acquire for consideration shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                          (b)      The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.      Reacquired Shares.      Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Amendment or Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.      Liquidation, Dissolution or Winding Up.      Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $0.01 per whole share, or (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares of stock ranking on a party (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of Series A Preferred Stock shares are entitled under clause (a)(i) of this sentence and to which the holders of such parity shares are entitled in each case upon such liquidation, dissolution or winding up.

     Section 7.      Consolidation, Merger, etc.      If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or charged into other stock or securities, cash and/or any other property, (then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that both this Section 7 and Section 2 appear to apply to a transaction, this Section 7 shall control.

     Section 8.      Effective Time of Adjustments.

                          (a)      Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustment occurs.

                          (b)      The Corporation shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect on any such shares of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Corporation required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

     Section 9.      No Redemption.      The shares of Series A Preferred Stock shall not be redeemable.

     Section 10. Rank.      Unless otherwise provided in the Certificate of Incorporation or a Certificate of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

     Section 11.      Fractional Shares.      The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share or any integral multiple thereof, or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

     Section 12.      Amendment.      The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS THEREOF, OF
SERIES B CONVERTIBLE PREFERRED STOCK OF
AAMES FINANCIAL CORPORATION

I. Designation and Amount

     The designation of this series of shares shall be “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) par value $0.001 per share; the initial stated value per share shall be $1,000.00 (the “Initial Stated Value”); and the number of shares constituting such series shall be 29,704,000. The number of shares of the Series B Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series B Preferred Stock then outstanding.

II. Rank

     A.      With respect to dividends, the Series B Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series C Preferred Stock”) and the Series D Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series D Preferred Stock”); (ii) on a parity with the Series C Preferred Stock and the Series D Preferred Stock; and (iii) senior to the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the “Junior Dividend Securities”; all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, including the Series C Preferred Stock and the Series D Preferred Stock, are collectively referred to herein as the “Parity Dividend Securities”; and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the “Senior Dividend Securities.”

     B.      With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock of the Corporation, except for the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, par value $0.001 per share, of the Corporation (the “Series E Preferred Stock”); (ii) on a parity with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock; and (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as “Junior Liquidation Securities”; all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks on parity, including the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, are collectively referred to herein as “Parity Liquidation Securities”; and all equity securities of the Corporation to which the Series B Preferred Stock ranks junior are collectively referred to herein as “Senior Liquidation Securities.”

     C.      The Series B Preferred Stock shall be subject to the creation of Junior Dividend Securities and Junior Liquidation Securities (collectively, “Junior Securities”), but no Parity Dividend Securities or Parity Liquidation Securities (collectively, “Parity Securities”) (other than the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) or Senior Dividend Securities or Senior Liquidation Securities (collectively, “Senior Securities”) shall be created except in accordance with the terms hereof.

III. Dividends

     A.      Dividends.      Subject to the terms of paragraph D below, shares of Series B Preferred Stock shall accumulate dividends at a rate of 6.5% per annum (the “Dividend Rate”), which dividends shall be paid quarterly in cash, in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a “Dividend Payment Date”), to holders of record (the “Registered Holders”) as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that during the Accrual Period (as defined in Article IX hereof) the Corporation shall have the option to accrue such dividends, which dividends, to the extent so accrued, shall compound quarterly. Dividends shall accrue and accumulate on $1.00 for each share of Series B Preferred Stock. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series B Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

     B.      Accumulation.      Dividends on the Series B Preferred Stock shall be cumulative, and from and after (i) any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full (other than by reason of the election of the Corporation to accrue dividends during the Accrual Period); or (ii) any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the “Arrearage”) at 125% of the stated dividend rate (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series B Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

     C.      Method of Payment.      Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series B Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After the Second Anniversary Date, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series B Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series B Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

IV. Liquidation Preference

      A.      INTENTIONALLY OMITTED

     B.      Liquidation Preference.      The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared; and $1.00 per share of Series B Preferred Stock, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full, the holders of Series B Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.

      C.      Parity Securities.      All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series B Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series B Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

     D.      Merger Not a Liquidation.     Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV, but the holders of shares of Series B Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

V. Redemption

     A.      INTENTIONALLY OMITTED

     B.      Optional Redemption.      Commencing on the earlier to occur of (x) the tenth anniversary of the Issue Date and (y) the date on which fewer than 25% of the shares of Series B Preferred Stock issued on the Issue Date remain outstanding, and at all times thereafter, the Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series B Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the Redemption Price therefor in cash out of funds legally available for such purpose.

     C.      Notice and Redemption Procedures. Notice of the redemption of shares of Series B Preferred Stock pursuant to paragraph B of this Article V (a “Notice of Redemption”) shall be sent to the holders of record of the shares of Series B Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder’s address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Optional Redemption Date, which date shall be set forth in such notice (the “Redemption Date”); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series B Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Optional Redemption Date, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Optional Redemption Date, all dividends on shares of Series B Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series B Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Optional Redemption Date.

     D.      Deposit of Funds. The Corporation shall, on or prior to the Optional Redemption Date, pursuant to paragraph C of this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series B Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price for such shares upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series B Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series B Preferred Stock after the Optional Redemption Date for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series B Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

VI. Restrictions on Dividends

     So long as any shares of the Series B Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities or the repurchase, redemption or other retirement of Junior Securities or Parity Securities in exchange for Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series B Preferred Stock not paid on the dates provided for in paragraph A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series B Preferred Stock, all dividends declared on the Series B Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series B Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series B Preferred Stock and such Parity Dividend Securities bear to each other.

VII. Voting Rights

     A.      The holders of Series B Preferred Stock shall be entitled to the number of votes per share of Series B Preferred Stock equal to the number of shares of Common Stock for which such share of Series B Preferred Stock is then convertible pursuant to Article VIII at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration.

     B.      So long as any shares of the Series B Preferred Stock are outstanding, (i) each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock; and (ii) the shares of Series B Preferred Stock shall vote together with shares of Common Stock (and any shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock entitled to vote) as a single class.

     C.      At each annual meeting of the stockholders of the Corporation, the holders of Series B Preferred Stock, voting as a separate class, shall have the right to elect, by the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, four members of a separate class of directors, each of whom shall serve until the next annual meeting of the stockholders of the Corporation or until his or her successor is elected and qualified. Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

     D.      Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Redemption Date (whether or not only upon the occurrence of a specified event) or (ii) enter into any Transaction (as defined in paragraph H of Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

     E.      Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series B Preferred Stock so as to affect them materially and adversely or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series B Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

     F.      The foregoing rights of holders of shares of Series B Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

     The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, or the holders of record of 35% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, if the holders of shares of Series B Preferred Stock are to vote as a class with the holders of shares of any Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

     At each meeting of stockholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single class, to elect directors of the Corporation as provided in paragraph C above, or as a class with the holders of shares of any Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series B Preferred Stock, if the holders of shares of Series B Preferred Stock are to vote separately as a single class, or the holders of record of one-third of the total number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, if the holder of shares of Series B Preferred Stock are to vote as a class with the holders of shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

     (A) the absence of a quorum of the holders of shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, shall not prevent the election of directors other than those to be elected by the holders of shares of Series B Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

     (B) in the absence of a quorum of the holders of shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, or the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, if the holders of Series B Preferred Stock are to vote as a class with the holders of shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock or the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as the case may be, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For taking of any action as provided in this Article VII by the holders of shares of Series B Preferred Stock voting separately as a single class or together with the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as a single class, as the case may be, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     In case any vacancy shall occur among the directors elected by the holders of shares of Series B Preferred Stock, as provided in paragraph C above, such vacancy may be filled for the unexpired portion of the term by vote of the remaining directors theretofore elected by such holders (if there is a remaining director), or the last remaining director’s successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if all directors so elected by the holders of Series B Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Series B Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided (if action by written consent is permitted), or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

     Any director elected by the holders of shares of Series B Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent (if action by written consent is permitted) of the holders of at least a majority of the outstanding shares of Series B Preferred Stock. A special meeting of the holders of shares of Series B Preferred Stock may be called in accordance with the procedures set forth in this paragraph F.

     G.      The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

VIII. Conversion

     The holders of the Series B Preferred Stock shall have conversion rights as follows:

     A.      Each share of Series B Preferred Stock shall be convertible at the direction of, and by notice to the Corporation from, the holders of a majority of the outstanding shares of Series B Preferred Stock, at any time, at the office of the Corporation or any transfer agent for such Series, into one (1) fully paid and nonassessable share of Common Stock subject to adjustment from time to time as provided below (as so adjusted, the “conversion ratio”), provided ,that any conversion pursuant to this paragraph A of less than all of the outstanding shares of Series B Preferred Stock shall be on a pro rata basis amongst all holders of Series B Preferred Stock.

     B.      If the holders of a majority of the outstanding shares of Series B Preferred Stock give notice of conversion under paragraph A above, the Corporation shall notify all other record holders of Series B Preferred Stock (a “Conversion Notice”). Following receipt of a Conversion Notice, the holders of Series B Preferred Stock shall surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such Conversion Notice and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. The issuance of certificates or shares of Common Stock upon conversion of shares of Series B Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance.

     C.      No fractional shares shall be issued upon conversion of any shares of Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the holder of Series B Preferred Stock shall be paid in cash for any fractional share.

     D.      In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock or other class of securities, or shall offer for subscription pro rata to the holders of its Common Stock or other class of securities any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days’ prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series B Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph H applies the Corporation shall give at least 30 days’ prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     E.      The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, then in addition to such other remedies as shall be available to the holder of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     F.      Any notice required by the provisions of paragraph D to be given the holders of shares of Series B Preferred Stock shall be deemed given if sent by facsimile transmission, by telex, or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     G.      The conversion ratio shall be subject to adjustment from time to time as follows:

     (i)      In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

     (ii)      In the case the Corporation shall, after the Issue Date, issue shares of Common Stock at a price per share, or securities convertible into or exchangeable for shares of Common Stock (“Convertible Securities”) having a “Conversion Price” (as defined below) less than the Current Market Price (for a period of 15 consecutive trading days prior to such date), then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable conversion ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of additional shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such Current Market price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the “Conversion Price” of any Convertible Securities is the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities. Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph G, or pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series C Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies. Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this clause (ii), the Conversion Price computed upon the original issue thereof shall upon expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise or conversion of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion. Notwithstanding anything to the contrary in this Article VIII, Subsection G(ii), effective July 12, 2000, the conversion ratio shall be adjusted to eliminate as an adjustment to the “conversion ratio”, any adjustment arising from (x) the issuance of Series C Preferred Stock and the issuance of warrants to purchase shares of Series C Preferred Stock (including the future exercise of such warrants) pursuant to the Preferred Stock Purchase Agreement, by and between Aames Financial Corporation and Specialty Finance Partners, dated as of May 19, 2000, as amended, or (y) the issuance of Series D Preferred Stock issued in exchange for the Series C Preferred Stock, and any warrants for the purchase of Series D Preferred Stock (including the future exercise of such warrants) issued in exchange for the warrant to purchase Series C Preferred Stock, referred to in clause (x) of this sentence.

     (iii)      In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than (A) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid or (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph G, then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable conversion ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, less the Fair Market Value (as defined in Article IX) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series B Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a “Spin-Off”) made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the current market price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this clause (iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

     (iv)      For purposes of this paragraph G, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

     (v)      The term “dividend”, as used in this paragraph G shall mean a dividend or other distribution upon stock of the Corporation except pursuant to the Rights Agreement (as defined in Article IX). Notwithstanding anything in this Article VIII to the contrary, the conversion ratio shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Corporation pursuant to the Rights Agreement.

     (vi)      Anything in this paragraph G to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the conversion ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion ratio by at least one-hundredth of one share of Common Stock, such change in conversion ratio shall thereupon be given effect.

     (vii)      The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph G.

     (viii)      If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph G or in the conversion ratio then in effect shall be required by reason of the taking of such record.

     (ix)      There shall be no adjustment of the conversion ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraph G(i), G(ii) and H of this Article VIII.

     H.      In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph G(i) of this Article VIII, or in case of any consolidation or merger of the Corporation with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a “Transaction”), each share of Series B Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this paragraph H shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     I.      Upon any adjustment of the conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Article VIII, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series B Preferred and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this Article VIII.

IX. Additional Definitions

     For the purposes of this Certificate of Designations of Series B Preferred Stock, the following terms shall have the meanings indicated:

     “Accrual Period” means the end of the first quarterly period following the Second Anniversary Date.

     “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     “Bylaws” means the Bylaws of the Corporation, as amended.

     “Current Market Price”, when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, “Current Market Price” shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

     “Issue Date” shall mean the first date on which shares of Series B Preferred Stock are issued.

     “Person” means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     “Redemption Price” of a share of Class B Preferred Stock shall mean the sum of the dividends, if any, accumulated or deemed to have accumulated thereon to the Optional Redemption Date, whether or not such dividends are declared plus $1.00 per share of Series B Preferred Stock, subject to adjustment for splits, reclassifications, recombinations or other similar events.

     “Rights” shall mean any rights to purchase securities of the Corporation issued pursuant to any Rights Agreement.

     “Rights Agreement” shall mean the Rights Agreement, dated as of June 21, 1996, between the Company and Wells Fargo Bank as rights agent, and all amendments, supplements and replacements thereof.

     “Second Anniversary Date” means the second anniversary of the Issue Date.

     “Subsidiary” means, as to any Person, any other Person of which more than 50% of the shares of the common stock, preferred stock or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person and one or more of its subsidiaries.

     “Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange a Business Day.

X. Miscellaneous

     A.      Notices.      Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

(i)	if to the Corporation, to its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071 (Attention: General Counsel)

or to the transfer agent for the Series B Preferred Stock;

(ii)

if to a holder of the Series B Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock); or

(iii)	to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

     B.      Reacquired Shares.      Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series B Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

      C.      Enforcement.      Any registered holder of shares of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     D.      Transfer Taxes.      Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion of, or other securities or property issued on account of, shares of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series B Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

     E.      Transfer Agent.       The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series B Preferred Stock.

      F.     Record Dates.      In the event that the Series B Preferred Stock shall be registered under either the Securities Act of 1933, as amended, or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series B Preferred Stock.

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS THEREOF, OF
SERIES C CONVERTIBLE PREFERRED STOCK OF
AAMES FINANCIAL CORPORATION

I. Designation and Amount

     The designation of this series of shares shall be “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) par value $0.001 per share; the initial stated value per share shall be $1,000.00 (the “Initial Stated Value”); and the number of shares constituting such series shall be 34,530,486. The number of shares of the Series C Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series C Preferred Stock then outstanding.

     As of April 13, 2000 (the “Effective Date”), each share of the Corporation’s Series C Convertible Preferred Stock, par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the “Pre-Split Series C Preferred Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and changed (the “Reverse Series C Preferred Stock Split”) into 0.2 of one share of Post-Split Series C Convertible Preferred Stock, par value $0.001 per share (“Post-Split Series C Preferred Stock”). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series C Preferred Stock (the “Pre-Split Series C Preferred Certificates,” whether one or more) shall be entitled to receive upon surrender of such Pre-Split Series C Preferred Certificates to the Corporation’s Secretary for cancellation, a certificate or certificates (the “Post-Split Series C Certificates,” whether one or more) representing the number of whole shares of Post-Split Series C Preferred Stock into which and for which the shares of Pre-Split Series C Preferred Stock formerly represented by such Pre-Split Series C Preferred Certificates so surrendered, are reclassified pursuant to the terms hereof. No script or fractional shares certificates will be issued for Pre-Split Series C Preferred Stock in connection with the Reverse Series C Preferred Stock Split. Any fractional share interests will be aggregated and sold on the open market by the exchange agent selected by the Corporation. From and after the Effective Date, Pre-Split Series C Certificates shall represent only the right to receive Post-Split Series C Certificates pursuant to the provisions hereof. If more than one Pre-Split Series C Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series C Preferred Stock for which the Post-Split Series C Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series C Certificates so surrendered. If any Post-Split Series C Certificate is to be issued in a name other than that in which the Pre-Split Series C Certificate surrendered for exchange are issued, the Pre-Split Series C Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series C Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation’s Secretary that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of Post-Split Series C Preferred Stock into which and for which the shares of the Pre-Split Series C Preferred Stock are reclassified pursuant to the terms hereof shall be the same as the amount of capital represented by the shares of Pre-Split Series C Preferred Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

II. Rank

     A.      With respect to dividends, the Series C Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series B Preferred Stock”) and the Series D Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series D Preferred Stock”); (ii) on a parity with the Series B Preferred Stock and the Series D Preferred Stock; and (iii) senior to the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series C Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the “Junior Dividend Securities”; all equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity, including the Series B Preferred Stock and the Series D Preferred Stock, are collectively referred to herein as the “Parity Dividend Securities”; and all equity securities of the Corporation (other than convertible debt securities) to which the Series C Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the “Senior Dividend Securities.”

     B.      With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series C Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, par value $0.001 per share, of the Corporation (the “Series E Preferred Stock”); (ii) on a parity with the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series C Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as “Junior Liquidation Securities”; all equity securities of the Corporation (other than convertible debt securities) to which the Series C Preferred Stock ranks on parity, including the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, are collectively referred to herein as “Parity Liquidation Securities”; and all equity securities of the Corporation to which the Series C Preferred Stock ranks junior are collectively referred to herein as “Senior Liquidation Securities.”

     C.      The Series C Preferred Stock shall be subject to the creation of Junior Dividend Securities and Junior Liquidation Securities (collectively, “Junior Securities”), but no Parity Dividend Securities or Parity Liquidation Securities (collectively, “Parity Securities”) (other than the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) or Senior Dividend Securities or Senior Liquidation Securities (collectively, “Senior Securities”) shall be created except in accordance with the terms hereof.

III. Dividends

     A.      Dividends.      Subject to the terms of paragraph D below, shares of Series C Preferred Stock shall accumulate dividends at a rate of 6.5% per annum (the “Dividend Rate”), which dividends shall be paid quarterly in cash, in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a “Dividend Payment Date”), to holders of record (the “Registered Holders”) as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that during the Accrual Period (as defined in Article IX hereof) the Corporation shall have the option to accrue such dividends, which dividends, to the extent so accrued, shall compound quarterly. Dividends shall accrue and accumulate on $5.00 for each share of Series C Preferred Stock. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series C Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

     B.      Accumulation.      Dividends on the Series C Preferred Stock shall be cumulative, and from and after (i) any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full (other than by reason of the election of the Corporation to accrue dividends during the Accrual Period); or (ii) any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the “Arrearage”) at 125% of the stated dividend rate (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series C Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

     C.      Method of Payment.      Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series C Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After the Second Anniversary Date, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series C Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series C Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

IV. Liquidation Preference

     A.     INTENTIONALLY OMITTED

     B.      Liquidation Preference.      The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared; and $5.00 per share of Series C Preferred Stock, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full, the holders of Series C Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.

     C.     Parity Securities.      All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series C Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series C Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

     D.      Merger Not a Liquidation.     Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV, but the holders of shares of Series C Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

V. Redemption

     A.      INTENTIONALLY OMITTED

     B.      Optional Redemption.      Commencing on the earlier to occur of (x) the tenth anniversary of the Issue Date and (y) the date on which fewer than 25% of the shares of Series C Preferred Stock issued on the Issue Date remain outstanding, and at all times thereafter, the Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series C Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the Redemption Price therefor in cash out funds legally available for such purpose.

     C.      Notice and Redemption Procedures.      Notice of the redemption of shares of Series C Preferred Stock pursuant to paragraph B of this Article V (a “Notice of Redemption”) shall be sent to the holders of record of the shares of Series C Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder’s address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Optional Redemption Date, which date shall be set forth in such notice (the “Redemption Date”); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series C Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series C Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Optional Redemption Date, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Optional Redemption Date, all dividends on shares of Series C Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series C Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Optional Redemption Date.

     D.      Deposit of Funds.     The Corporation shall, on or prior to the Optional Redemption Date, pursuant to paragraph C of this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series C Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series C Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series C Preferred Stock after the Optional Redemption Date, for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series C Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

VI. Restrictions on Dividends

     So long as any shares of the Series C Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities or the repurchase, redemption or other retirement of Junior Securities or Parity Securities in exchange for Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series C Preferred Stock not paid on the dates provided for in paragraph A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series C Preferred Stock, all dividends declared on the Series C Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series C Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series C Preferred Stock and such Parity Dividend Securities bear to each other.

VII. Voting Rights

     A.      The holders of Series C Preferred Stock shall be entitled to the number of votes per share of Series C Preferred Stock equal to the number of shares of Common Stock for which such share of Series C Preferred Stock is then convertible pursuant to Article VIII at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration, other than the election of directors.

     B.      So long as any shares of the Series C Preferred Stock are outstanding, (i) each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, other than the election of directors; and (ii) the shares of Series C Preferred Stock shall vote together with shares of Common Stock, shares of Series B Preferred Stock, shares of the Series D Preferred Stock and shares of Series E Preferred Stock, as a single class.

     C.      Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Redemption Date (whether or not only upon the occurrence of a specified event) or (ii) enter into any Transaction (as defined in paragraph H of Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

     D.      Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series C Preferred Stock so as to affect them materially and adversely or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series C Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

     E.      The foregoing rights of holders of shares of Series C Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

     The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series C Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

     At each meeting of stockholders at which the holders of shares of Series C Preferred Stock shall have the right to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series C Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

     (A) the absence of a quorum of the holders of shares of Series C Preferred Stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

     (B) in the absence of a quorum of the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For taking of any action as provided in this Article VII by the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     F.      The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

VIII. Conversion

     The holders of the Series C Preferred Stock shall have conversion rights as follows:

     A.      Each share of Series C Preferred Stock shall be convertible at the direction of, and by notice to the Corporation from, (i) the holder thereof or (ii) the holders of a majority of the outstanding shares of Series C Preferred Stock, at any time, at the office of the Corporation or any transfer agent for such Series, into one 1) fully paid and nonassessable shares of Common Stock subject (x) to adjustment from time to time as provided below (as so adjusted, the “conversion ratio”), provided, that any conversion pursuant to clause (ii) above of less than all of the outstanding shares of Series C Preferred Stock shall be on a pro rata basis amongst all holders of Series C Preferred Stock.

     B.      If a holder of Series C Preferred Stock gives notice (an “Optional Conversion Notice”) of conversion under paragraph A above, such holder shall surrender with such Optional Conversion Notice the duly endorsed certificate or certificates for the Series C Preferred Stock being converted, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. If the holders of a majority of the outstanding shares of Series C Preferred Stock give notice of conversion under paragraph A above, the Corporation shall notify all other record holders of Series C Preferred Stock (a “Mandatory Conversion Notice”). Following receipt of a Mandatory Conversion Notice, the holders of Series C Preferred Stock shall surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable after the surrender of a Series C Preferred Stock certificate or certificates pursuant to an Optional Conversion Notice or Mandatory Conversion Notice, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such Optional Conversion Notice or Mandatory Conversion Notice, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. The issuance of certificates or shares of Common Stock upon conversion of shares of Series C Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance.

     C.      No fractional shares shall be issued upon conversion of any shares of Series C Preferred Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the holder of Series C Preferred Stock shall be paid in cash for any fractional share.

     D.      In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock or other class of securities, or shall offer for subscription pro rata to the holders of its Common Stock or other class of securities any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days’ prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series C Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph H applies the Corporation shall give at least 30 days’ prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     E.      The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, then in addition to such other remedies as shall be available to the holder of Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     F.      Any notice required by the provisions of paragraph D to be given the holders of shares of Series C Preferred Stock shall be deemed given if sent by facsimile transmission, by telex, or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     G.      The conversion ratio shall be subject to adjustment from time to time as follows:

     (i)      In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series C Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

     (ii)      In the case the Corporation shall, after the Issue Date, issue shares of Common Stock at a price per share, or securities convertible into or exchangeable for shares of Common Stock (“Convertible Securities”) having a “Conversion Price” (as defined below) less than the Current Market Price (for a period of 15 consecutive trading days prior to such date), then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series C Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable conversion ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of additional shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such Current Market price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the “Conversion Price” of any Convertible Securities is the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities. Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph G, or pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series C Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies. Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this clause (ii), the Conversion Price computed upon the original issue thereof shall upon such expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion. Notwithstanding anything to the contrary in this Article VIII, Subsection G(ii), effective on July 12, 2000 the conversion ratio shall be adjusted to eliminate as an adjustment to the “conversion ratio”, any adjustment arising from (x) the issuance of the Series C Preferred Stock and the issuance of warrants to purchase shares of Series C Preferred Stock (including the future exercise of such warrants) pursuant to the Preferred Stock Purchase Agreement, by and between Aames Financial Corporation and Specialty Finance Partners, dated May 19, 2000, as amended, or (y) the issuance of Series D Preferred Stock issued in exchange for the Series C Preferred Stock, and any warrants for the purchase of Series D Preferred Stock (including the future exercise of such warrants) issued in exchange for the warrant to purchase Series C Preferred Stock, referrred to in clause (x) of this sentence.

     (iii)      In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than (A) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid or (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph G, then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series C Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable conversion ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date less the Fair Market Value (as defined in Article IX) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series C Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a “Spin-Off”) made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the current market price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this clause (iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

     (iv)      For purposes of this paragraph G, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

     (v)      The term “dividend”, as used in this paragraph G shall mean a dividend or other distribution upon stock of the Corporation except pursuant to the Rights Agreement (as defined in Article IX). Notwithstanding anything in this Article VIII to the contrary, the conversion ratio shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Corporation pursuant to the Rights Agreement.

     (vi)      Anything in this paragraph G to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the conversion ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion ratio by at least one-hundredth of one share of Common Stock, such change in conversion ratio shall thereupon be given effect.

     (vii)      The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph G.

     (viii)      If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph G or in the conversion ratio then in effect shall be required by reason of the taking of such record.

     (ix)      There shall be no adjustment of the conversion ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraph G(i), G(ii) and H of this Article VIII.

     “Notwithstanding anything to the contrary in this Article VIII, Subsection G(ii), effective on July 12, 2000 the conversion ratio shall be adjusted to eliminate as an adjustment to the “conversion ratio”, any adjustment arising from (x) the issuance of the Series C Preferred Stock and the issuance of warrants to purchase shares of Series C Preferred Stock (including the future exercise of such warrants) pursuant to the Preferred Stock Purchase Agreement, by and between Aames Financial Corporation and Specialty Finance Partners, dated as of May 19, 2000, as amended, or (y) the issuance of Series D Preferred Stock issued in exchange for the Series C Preferred Stock, and any warrants for the purchase of Series D Preferred Stock (including the future exercise of such warrants) issued in exchange for the warrant to purchase Series C Preferred Stock, referred to in clause (x) of this sentence.”

     H.      In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph G(i) of this Article VIII), or in case of any consolidation or merger of the Corporation with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a “Transaction”), each share of Series C Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this paragraph H shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     I.      Upon any adjustment of the conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Article VIII, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series C Preferred and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this Article VIII.

IX. Additional Definitions

     For the purposes of this Certificate of Designations of Series C Preferred Stock, the following terms shall have the meanings indicated:

     “Accrual Period” means the end of the first quarterly period following the Second Anniversary Date.

     “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     “Bylaws” means the Bylaws of the Corporation, as amended.

     “Current Market Price”, when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, “Current Market Price” shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

     “Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

     “Issue Date” shall mean the first date on which shares of Series C Preferred Stock are issued.

     “Person” means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     “Redemption Price” of a share of Series C Preferred Stock shall mean the sum of the dividends, if any, accumulated or deemed to have accumulated thereon to the Optional Redemption Date, whether or not such dividends are declared plus $5.00 per share of Series C Preferred Stock, subject to adjustment for splits, reclassifications, recombinations or similar events.

     “Rights” shall mean any rights to purchase securities of the Corporation issued pursuant to any Rights Agreement.

     “Rights Agreement” shall mean the Rights Agreement, dated as of June 21, 1996, between the Company and Wells Fargo Bank as rights agent, and all amendments, supplements and replacements thereof.

     “Second Anniversary Date” means the second anniversary of the Issue Date.

     “Subsidiary” means, as to any Person, any other Person of which more than 50% of the shares of the common stock, preferred stock or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person and one or more of its Subsidiaries.

     “Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange a Business Day.

X. Miscellaneous

      A.      Notices.      Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

(i)	if to the Corporation, to its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071 (Attention: General Counsel)

or to the transfer agent for the Series C Preferred Stock;

(ii)

if to a holder of the Series C Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock); or

(iii)	to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

     B.      Reacquired Shares.      Any shares of Series C Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series C Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     C.      Enforcement.      Any registered holder of shares of Series C Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     D.      Transfer Taxes.      Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion of, or other securities or property issued on account of, shares of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series C Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

     E.      Transfer Agent.      The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series C Preferred Stock.

     F.    Record Dates.      In the event that the Series C Preferred Stock shall be registered under either the Securities Act of 1933, as amended, or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series C Preferred Stock.

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS THEREOF, OF
SERIES D CONVERTIBLE PREFERRED STOCK OF
AAMES FINANCIAL CORPORATION

I. Designation and Amount

     The designation of this series of shares shall be “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”) par value $0.001 per share; the stated value per share shall be $0.85 (the “Stated Value”); and the number of shares constituting such series shall be 108,565,514. The number of shares of the Series D Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series D Preferred Stock then outstanding.

II. Rank

     A.      With respect to dividends, the Series D Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series B Preferred Stock”) and the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series C Preferred Stock”); (ii) on a parity with the Series B Preferred Stock and the Series C Preferred Stock; and (iii) senior to the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series D Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the “Junior Dividend Securities”; all equity securities of the Corporation with which the Series D Preferred Stock ranks on a parity, including the Series B Preferred Stock and the Series C Preferred Stock, are collectively referred to herein as the “Parity Dividend Securities”; and all equity securities of the Corporation (other than convertible debt securities) to which the Series D Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the “Senior Dividend Securities.”

     B.      With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series D Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock, par value $0.001 per share, of the Corporation (the “Series E Preferred Stock”); (ii) on a parity with the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock; and (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series D Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as “Junior Liquidation Securities”; all equity securities of the Corporation (other than convertible debt securities) to which the Series D Preferred Stock ranks on parity, including the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock, are collectively referred to herein as “Parity Liquidation Securities”; and all equity securities of the Corporation to which the Series D Preferred Stock ranks junior are collectively referred to herein as “Senior Liquidation Securities.”

     C.      The Series D Preferred Stock shall be subject to the creation of Junior Dividend Securities and Junior Liquidation Securities (collectively, “Junior Securities”), but no Parity Dividend Securities or Parity Liquidation Securities (collectively, “Parity Securities”) (other than the Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock) or Senior Dividend Securities or Senior Liquidation Securities (collectively, “Senior Securities”) shall be created except in accordance with the terms hereof.

III. Dividends

     A.      Dividends.      Subject to the terms of paragraph D below, shares of Series D Preferred Stock shall accumulate dividends at a rate of 6.5% per annum (the “Dividend Rate”), which dividends shall be paid quarterly in cash, in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a “Dividend Payment Date”), to holders of record (the “Registered Holders”) as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that during the Accrual Period (as defined in Article IX hereof) the Corporation shall have the option to accrue such dividends, which dividends, to the extent so accrued, shall compound quarterly. Dividends shall accrue and accumulate on the Stated Value of each share of Series D Preferred Stock. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series D Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

     B.      Accumulation.      Dividends on the Series D Preferred Stock shall be cumulative, and from and after (i) any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full (other than by reason of the election of the Corporation to accrue dividends during the Accrual Period); or (ii) any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the “Arrearage”) at 125% of the stated dividend rate (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series D Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

     C.      Method of Payment.      Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series D Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After February 10, 2001, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series D Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series D Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

IV. Liquidation Preference

     A.      Liquidation Preference.      The holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared; and $0.85 per share of Series D Preferred Stock, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full, the holders of Series D Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.

     C.      Parity Securities.      All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series D Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series D Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

     D.      Merger Not a Liquidation.     Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV, but the holders of shares of Series D Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series D Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

V. Redemption

      A.      Optional Redemption.      Commencing on the earlier to occur of (x) the February 10, 2009 and (y) the date on which fewer than 25% of the shares of Series D Preferred Stock issued on the Issue Date remain outstanding, and at all times thereafter, the Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series D Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the Redemption Price therefor in cash out funds legally available for such purpose.

     B.      Notice and Redemption Procedures.      Notice of the redemption of shares of Series D Preferred Stock pursuant to paragraph A of this Article V (a “Notice of Redemption”) shall be sent to the holders of record of the shares of Series D Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder’s address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Optional Redemption Date, as applicable, which date shall be set forth in such notice (the “Redemption Date”); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series D Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series D Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Optional Redemption Date, as applicable, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Optional Redemption Date, as applicable, all dividends on shares of Series D Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series D Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Optional Redemption Date, as applicable.

     C.      Deposit of Funds.     The Corporation shall, on or prior to the Optional Redemption Date, as applicable, pursuant to paragraph B of this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series D Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series D Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series D Preferred Stock after the Optional Redemption Date, as applicable, for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series D Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

VI. Restrictions on Dividends

     So long as any shares of the Series D Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities or the repurchase, redemption or other retirement of Junior Securities or Parity Securities in exchange for Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series D Preferred Stock not paid on the dates provided for in paragraph A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series D Preferred Stock, all dividends declared on the Series D Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series D Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series D Preferred Stock and such Parity Dividend Securities bear to each other.

VII. Voting Rights

     A.      The holders of Series D Preferred Stock shall be entitled to the number of votes per share of Series D Preferred Stock equal to the number of shares of Common Stock for which such share of Series D Preferred Stock is then convertible pursuant to Article VIII at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration, other than the election of directors.

     B.      So long as any shares of the Series D Preferred Stock are outstanding, (i) each share of Series D Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, other than the election of directors; and (ii) the shares of Series D Preferred Stock shall vote together with shares of Common Stock and shares of Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock as a single class.

     C.      Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof or (ii) enter into any Transaction (as defined in paragraph H of Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

     D.      Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series D Preferred Stock so as to affect them materially and adversely or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series D Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

     E.      The foregoing rights of holders of shares of Series D Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

     The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

     At each meeting of stockholders at which the holders of shares of Series D Preferred Stock shall have the right to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series D Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

     (A) the absence of a quorum of the holders of shares of Series D Preferred Stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

     (B) in the absence of a quorum of the holders of shares of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series D Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For taking of any action as provided in this Article VII by the holders of shares of Series D Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     F.      The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

VIII. Conversion

     The holders of the Series D Preferred Stock shall have conversion rights as follows:

     A. Each share of Series D Preferred Stock shall be convertible at the direction of, and by notice to the Corporation from, (i) the holder thereof or (ii) the holders of a majority of the outstanding shares of Series D Preferred Stock, at any time, at the office of the Corporation or any transfer agent for such Series, into one (1) fully paid and nonassessable share of Common Stock subject to adjustment from time to time as provided below (as so adjusted, the “conversion ratio”), provided, that any conversion pursuant to clause (ii) above of less than all of the outstanding shares of Series D Preferred Stock shall be on a pro rata basis amongst all holders of Series D Preferred Stock.

     B.      If a holder of Series D Preferred Stock gives notice (an “Optional Conversion Notice”) of conversion under paragraph A above, such holder shall surrender with such Optional Conversion Notice the duly endorsed certificate or certificates for the Series D Preferred Stock being converted, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. If the holders of a majority of the outstanding shares of Series D Preferred Stock give notice of conversion under paragraph A above, the Corporation shall notify all other record holders of Series D Preferred Stock (a “Mandatory Conversion Notice”). Following receipt of a Mandatory Conversion Notice, the holders of Series D Preferred Stock shall surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable after the surrender of a Series D Preferred Stock certificate or certificates pursuant to an Optional Conversion Notice or Mandatory Conversion Notice, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such Optional Conversion Notice or Mandatory Conversion Notice, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date. The issuance of certificates or shares of Common Stock upon conversion of shares of Series D Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance.

     C.      No fractional shares shall be issued upon conversion of any shares of Series D Preferred Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the holder of Series D Preferred Stock shall be paid in cash for any fractional share.

     D.      In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock or other class of securities, or shall offer for subscription pro rata to the holders of its Common Stock or other class of securities any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days’ prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series D Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph H applies the Corporation shall give at least 30 days’ prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

Table of Contents

     E.      The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, then in addition to such other remedies as shall be available to the holder of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     F.      Any notice required by the provisions of paragraph D to be given the holders of shares of Series D Preferred Stock shall be deemed given if sent by facsimile transmission, by telex, or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     G.      The conversion ratio shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series D Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

               (ii) In the case the Corporation shall, after the Issue Date, issue shares of Common Stock at a price per share, or securities convertible into or exchangeable for shares of Common Stock (“Convertible Securities”) having a “Conversion Price” (as defined below) less than the Current Market Price (for a period of 15 consecutive trading days prior to such date), then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series D Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable conversion ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of additional shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such Current Market price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the “Conversion Price” of any Convertible Securities is the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities. Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph G, or pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series D Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies. Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this clause (ii), the Conversion Price computed upon the original issue thereof shall upon such expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion.

               (iii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than (A) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid or (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph G, then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series D Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable conversion ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date less the Fair Market Value (as defined in Article IX) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series D Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a “Spin-Off”) made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the current market price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this clause (iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

     (iv)      For purposes of this paragraph G, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

     (v)      The term “dividend”, as used in this paragraph G shall mean a dividend or other distribution upon stock of the Corporation except pursuant to the Rights Agreement (as defined in Article IX). Notwithstanding anything in this Article VIII to the contrary, the conversion ratio shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Corporation pursuant to the Rights Agreement.

     (vi)      Anything in this paragraph G to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the conversion ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion ratio by at least one-hundredth of one share of Common Stock, such change in conversion ratio shall thereupon be given effect.

     (vii)      The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph G.

     (viii)      If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph G or in the conversion ratio then in effect shall be required by reason of the taking of such record.

     (ix)      There shall be no adjustment of the conversion ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraph G(i), G(ii) and H of this Article VIII.

     H.      In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph G(i) of this Article VIII), or in case of any consolidation or merger of the Corporation with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a “Transaction”), each share of Series D Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this paragraph H shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     I.      Upon any adjustment of the conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Article VIII, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series D Preferred and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this Article VIII.

IX. Additional Definitions

     For the purposes of this Certificate of Designations of Series D Preferred Stock, the following terms shall have the meanings indicated:

     “Accrual Period” means the end of the first quarterly period following February 10, 2001.

     “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     “Bylaws” means the Bylaws of the Corporation, as amended.

     “Current Market Price”, when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, “Current Market Price” shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

     “Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

     “Issue Date” shall mean the first date on which shares of Series D Preferred Stock are issued.

     “Person” means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     “Redemption Price” of a share of Series D Preferred Stock shall mean the sum of the dividends, if any, accumulated or deemed to have accumulated thereon to the Optional Redemption Date, as applicable, whether or not such dividends are declared plus $0.85 per share of Series D Preferred Stock, to adjustment for splits, reclassifications, recombinations or similar events.

     “Rights” shall mean any rights to purchase securities of the Corporation issued pursuant to any Rights Agreement.

     “Rights Agreement” shall mean the Rights Agreement, dated as of June 21, 1996, between the Company and Wells Fargo Bank as rights agent, and all amendments, supplements and replacements thereof.

     “Stated Value” shall be equal to $0.85.

     “Subsidiary” means, as to any Person, any other Person of which more than 50% of the shares of the common stock, preferred stock or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person and one or more of its Subsidiaries.

     “Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange a Business Day.

X. Miscellaneous

      A.     Notices.      Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

(i)	if to the Corporation, to its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071 (Attention: General Counsel)

or to the transfer agent for the Series D Preferred Stock;

(ii)

if to a holder of the Series D Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock); or

(iii)	to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

     B..      Reacquired Shares..      Any shares of Series D Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series D Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     C.      Enforcement.       Any registered holder of shares of Series D Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     D.      Transfer Taxes.      Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion of, or other securities or property issued on account of, shares of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series D Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

     E.      Transfer Agent.      The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series D Preferred Stock.

      F.     Record Dates.      In the event that the Series D Preferred Stock shall be registered under either the Securities Act of 1933, as amended, or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series D Preferred Stock.

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS THEREOF, OF
SERIES E PREFERRED STOCK OF
AAMES FINANCIAL CORPORATION

I. Designation and Amount

        The designation of this series of shares shall be “Series E Preferred Stock” (the “Series E Preferred Stock”) par value $0.001 per share; the stated value per share shall be $1.00 (the “Stated Value”); and the number of shares constituting such series shall be 26,700,000. The number of shares of the Series E Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series E Preferred Stock then outstanding.

II. Rank

A.         With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series E Preferred Stock shall rank (i) senior to each other class or series of preferred stock, except for the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series B Preferred Stock”), the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series C Preferred Stock”) and the Series D Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the “Series D Preferred Stock”); (ii) on a parity with the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock; and (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series E Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as “Junior Liquidation Securities”; all equity securities of the Corporation (other than convertible debt securities) to which the Series E Preferred Stock ranks on parity, including the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, are collectively referred to herein as “Parity Liquidation Securities”; and all equity securities of the Corporation to which the Series E Preferred Stock ranks junior are collectively referred to herein as “Senior Liquidation Securities.”

B.         The Series E Preferred Stock shall be subject to the creation of Junior Liquidation Securities, but no Parity Liquidation Securities (other than the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) or Senior Liquidation Securities shall be created except in accordance with the terms hereof.

III. Dividends

        The holders of Series E Preferred Stock shall not be entitled to receive dividends.

IV. Liquidation Preference

A.         Liquidation Preference. The holders of the outstanding shares of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to $1.00 per share of Series E Preferred Stock, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full the holders of Series E Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

B.         Parity Securities. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series E Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series E Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

C.         Merger Not a Liquidation. Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV, but the holders of shares of Series E Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation’s assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series E Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

V. Redemption

A.         Optional Redemption. The Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series E Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the Redemption Price therefor in cash out funds legally available for such purpose.

B.         Notice and Redemption Procedures. Notice of the redemption of shares of Series E Preferred Stock pursuant to paragraph A of this Article V (a “Notice of Redemption”) shall be sent to the holders of record of the shares of Series E Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder’s address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Optional Redemption Date, as applicable, which date shall be set forth in such notice (the “Redemption Date”); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series E Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series E Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Optional Redemption Date, as applicable, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Optional Redemption Date all rights of the holders thereof as holders of Series E Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Optional Redemption Date.

C.         Deposit of Funds. The Corporation shall, on or prior to the Optional Redemption Date, as applicable, pursuant to paragraph B of this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series E Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series E Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. In case holders of any shares of Series E Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

VI. Restrictions on Dividends

        So long as any shares of the Series E Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Liquidation Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Liquidation Securities or Parity Liquidation Securities or any warrants, rights or options exercisable for or convertible into any Junior Liquidation Securities or Parity Liquidation Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Liquidation Securities or Parity Liquidation Securities), or make any distribution in respect of the Junior Liquidation Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Liquidation Securities to the holders of Junior Liquidation Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Liquidation Securities or Parity Liquidation Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Liquidation Securities or Parity Liquidation Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Liquidation Securities or Parity Liquidation Securities or the repurchase, redemption or other retirement of Junior Liquidation Securities or Parity Liquidation Securities in exchange for Junior Liquidation Securities or Parity Liquidation Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all shares of the Series E Preferred Stock have been redeemed as provided for in paragraph A of Article V hereof.

VII. Voting Rights

A.         The holders of Series E Preferred Stock shall be entitled to one vote per share of Series E Preferred Stock at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration, other than the election of directors.

B.         So long as any shares of the Series E Preferred Stock are outstanding, (i) each share of Series E Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, other than the election of directors; and (ii) the shares of Series E Preferred Stock shall vote together with shares of Common Stock and shares of Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock as a single class.

C.         Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series E Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Liquidation Securities or Parity Liquidation Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof or (ii) enter into any Transaction. Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

D.         Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series E Preferred Stock so as to affect them materially and adversely or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series E Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

E.         The foregoing rights of holders of shares of Series E Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

At each meeting of stockholders at which the holders of shares of Series E Preferred Stock shall have the right to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series E Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

(A)         the absence of a quorum of the holders of shares of Series E Preferred Stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

(B)         in the absence of a quorum of the holders of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series E Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

For taking of any action as provided in this Article VII by the holders of shares of Series E Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

F.         The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

VIII. Conversion

        The holders of the Series E Preferred Stock shall not have conversion rights.

IX. Additional Definitions

For the purposes of this Certificate of Designations of Series E Preferred Stock, the following terms shall have the meanings indicated:

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Bylaws” means the Bylaws of the Corporation, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

“Person” means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Redemption Price” of a share of Series E Preferred Stock shall mean the $1.00 per share of Series E Preferred Stock,, subject to adjustment for splits, reclassifications, recombinations or similar events.

“Transaction” means any reorganization or reclassification of outstanding shares of Common Stock or any consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety.

X. Miscellaneous

A.         Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

(i)	if to the Corporation, to its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071 (Attention: General Counsel) or to the transfer agent for the Series E Preferred Stock;

(ii)

if to a holder of the Series E Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series E Preferred Stock); or

(iii)	to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

B.         Reacquired Shares. Any shares of Series E Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series E Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

C.        Enforcement. Any registered holder of shares of Series E Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

D.         Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion of, or other securities or property issued on account of, shares of Series E Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series E Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

E.         Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series E Preferred Stock.

F.         Record Dates. In the event that the Series E Preferred Stock shall be registered under either the Securities Act of 1933, as amended, or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series E Preferred Stock.

EXHIBIT 4.3

AAMES FINANCIAL CORPORATION

2003 SERIES E PREFERRED STOCK OPTION PLAN

AAMES FINANCIAL CORPORATION

2003 SERIES E PREFERRED STOCK OPTION PLAN

ARTICLE I.

PURPOSE

     This 2003 Series E Preferred Stock Option Plan (the “Plan”) is intended as an incentive and to encourage stock ownership by officers and outside directors of Aames Financial Corporation (the “Company”) in order to increase their proprietary interest in the Company’s success and to encourage them to remain in the service of the Company.

     The term “Company,” when used in the Plan with reference to eligibility and employment, shall include the Company and its subsidiaries. The word “subsidiary,” when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

     It is intended that options granted under this Plan will be “non-qualified stock options” that do not qualify under Section 422 of the Code.

ARTICLE II.

ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) which shall consist of not less than three members, one member appointed by the Board and two members appointed by Capital Z Financial Services Fund II, L.P. (“Capital Z”) during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement by and among the Company and Capital Z, dated as of the 23rd day of December, 1998 (the “Purchase Agreement”) own at least 25% of the outstanding voting securities of the Company. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible officers and outside directors of the Company shall be granted options; (b) to authorize the granting of nonqualified options; (c) to determine the times when options shall be granted and the number of shares to be optioned; (d) to determine the option price of the shares subject to each option; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

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ARTICLE III.

STOCK

     The stock to be optioned under the Plan shall be shares of authorized but unissued Series E Preferred Stock of the Company, par value $0.001 per share (the “Stock”). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 26,700,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof. The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.

ARTICLE IV.

ELIGIBILITY OF PARTICIPANTS

     Subject to ARTICLE VII options may be granted to officers and outside directors who the Committee determines shall receive options under the Plan. A director is an “outside director” if the individual would be an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ARTICLE V.

OPTION EXERCISE PRICE

     Subject to ARTICLE VII, except as otherwise provided by the Committee in the option agreement, the option exercise price of each option granted under the Plan shall be $0.71.

ARTICLE VI.

EXERCISE AND TERMS OF OPTIONS

     Subject to this ARTICLE VI, the Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until exercise or expiration of the option.

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     Unless otherwise provided in the option agreement or agreed to by the Committee at the time of exercise, each optionee shall enter into a binding agreement with the Company at the time of grant pursuant to which such optionee agrees not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an option in any given year except in connection with a Change in Control, as described in ARTICLE X. Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

     Any other provision of the Plan to the contrary notwithstanding, no option shall be exercised after the date ten years from the date of grant of such option (the “Termination Date”).

     If prior to the Termination Date, an optionee shall cease to be in the Company’s service for any reason, the option shall expire on the date of the individual’s cessation of service.

     Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of the Company’s assets, all outstanding options shall terminate and the Company shall cause the optionees to be paid an amount equal to the difference, if any, obtained after subtracting (a) the aggregate fair market value of the Stock subject to options held by the optionees at the time of such transaction that have become vested and exercisable by the terms of the Plan and the applicable option agreements either as a result of or prior to such transaction, as determined by the Committee in good faith from (b) the aggregate exercise price of such options.

     Notwithstanding the foregoing provisions of this ARTICLE VI or the terms of any option agreement, the Committee may in its sole discretion accelerate the exercisability of any option granted hereunder. Any such acceleration shall not affect the terms and conditions of any such option other than with respect to exercisability.

ARTICLE VII.

PAYMENT FOR SHARES

     Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier’s check payable to the order of the Company or by any other means determined by the Committee. Subject to ARTICLE XIV, the Stock purchased shall upon exercise and payment be promptly delivered; provided, however, that the Committee may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

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ARTICLE VIII.

NON-TRANSFERABILITY OF OPTION RIGHTS

     Unless the Committee shall provide otherwise, no option shall be transferable, and during the lifetime of the optionee, the option shall be exercisable only by him, except that options may be transferred to, and exercised by, Capital Z Financial Services Fund II, L.P., Capital Z Management LLC, or an affiliate of either entity.

ARTICLE IX.

ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     The aggregate number of shares of Stock which may be purchased pursuant to options granted hereunder, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

     In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

ARTICLE X.

EFFECT OF CHANGE IN CONTROL

(a)

Except to the extent otherwise provided in a particular option agreement or in paragraph (c) below, in the event of a “Change in Control,” notwithstanding any unsatisfied performance or service requirement established in the option agreement, such option shall become fully exercisable immediately prior to the Change in Control with respect to 100 percent of the shares subject to such option.

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(b)	For purposes of the Plan, a Change in Control shall be deemed to occur if, after the effective date of the Plan (described in ARTICLE XVII), a Capital Z Realization Event occurs and:

(i)

any “person” (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Capital Z or any of its affiliates, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally,

(ii)

the Company is merged, consolidated or reorganized into or with another corporation or another legal entity and, as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the combined voting power of the securities of the Company entitled to generally in the election of directors of the Company immediately prior to such transaction,

(iii)

individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period, or

(iv)	the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company.

No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change in Control.

(c)

A “Capital Z Realization Event” shall be deemed to occur when, in connection with any of the events described in subparagraph (b)(i) through (iv) above, Capital Z contemporaneously exchanges all of its equity securities in the Company for cash or other liquid assets.

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ARTICLE XI.

NO OBLIGATION TO EXERCISE OPTION

     Granting of an option shall impose no obligation on the recipient to exercise such option.

ARTICLE XII.

USE OF PROCEEDS

     The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

ARTICLE XIII.

RIGHTS AS A STOCKHOLDER

     An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof. Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may restrict the transferability of all or any number of shares issued under the Plan upon the exercise of an option by legending the stock certificate as it deems appropriate.

ARTICLE XIV.

RIGHTS TO CONTINUED SERVICE

     Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the service of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee’s service at any time for any reason.

ARTICLE XV.

COMPLIANCE WITH LAW

     The Company is relieved from any liability for the non-issuance or non-transfer (or any delay in issuance or transfer) of any shares of Stock subject to options under the Plan which results from the inability (or delay) of the Company in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company upon exercise of the options under the Plan if counsel for the Company deems such authority necessary for the lawful issuance or transfer of such shares under the Plan.

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     Each option granted under the Plan is subject to the condition that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

     Appropriate legends may be placed on the stock certificates evidencing shares of Stock issued upon exercise of options to reflect the provisions of this ARTICLE XV.

ARTICLE XVI.

CANCELLATION OF OPTIONS

     The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

ARTICLE XVII.

EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

     The Plan is effective as of September 18, 2003. The expiration date of the Plan, after which no option may be granted hereunder, shall be September 18, 2013.

ARTICLE XVIII.

AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board may, without the consent of the Company’s stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee’s consent.

ARTICLE XIX.

MISCELLANEOUS

(a)

Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

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(b)

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(c)

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(d)	The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

(e)

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. optionees shall have no rights under the Plan other than as unsecured general creditors of the Company.

(f)

Each member of the Committee and each member of the Board shall be fully justified in relaying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(g)

Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

(h)	The expenses of administering the Plan shall be borne by the Company. Masculine pronouns and other words of masculine gender shall refer to both men and women.

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Exhibit 5.1

Opinion of John F. Madden Jr.

Exhibit 23.1

Consent of John F. Madden Jr.

EXHIBIT 5.1 and Exhibit 23.1

September 16, 2003

Aames Financial Corporation
350 South Grand Avenue, 43rd Floor
Los Angeles, California 90071

Ladies and Gentlemen:

At your request, I, John F. Madden, Jr., Executive Vice President, General Counsel and Secretary of Aames Financial Corporation, a Delaware corporation (the “Company”) has examined the Registration Statement on Form S-8 to which this letter is attached as exhibit 5.1 (the “Registration Statement”), filed by the Company with respect to the registration under the Securities Act of 1933, as amended (the “Act”) of 26,700,000 shares of the Company’s Series E Preferred Stock, par value $0.001 per share (the “Shares”) issuable pursuant to the Company’s 2003 Series E Preferred Stock Option Plan (the “Plan”).

I have examined the Company’s Certificate of Incorporation, Certificate of Designation for the Shares, Bylaws, the Plan and such other corporate records, certificates, documents and matters of law as I have deemed necessary to render this opinion.

Based on the foregoing I am of the opinion, as of the date hereof, that the Shares have been duly authorized and, upon issuance and sale in conformity with and pursuant to the Plan, will be validly issued, fully paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and to use of my name in the Prospectus constituting a part thereof.

Respectfully submitted,

/s/ John F. Madden, Jr.

John F. Madden, Jr.
Executive Vice President, General Counsel and Secretary
Aames Financial Corporation

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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 26,700,000 shares of Series E Preferred Stock of our report dated August 20, 2002 with respect to the consolidated financial statements of Aames Financial Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                                                                        /s/ ERNST & YOUNG LLP

Los Angeles, California
September 16, 2003

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